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                                                                      EXHIBIT 99


ReliaStar Media contact:      Arlene Wheaton      For immediate release:
                                                  ---------------------
                              (612) 372-5784           July 22, 1999
Reliastar Investor contact:   Karin E. Glasgow
                              (612) 342-3979
Pilgrim Capital contact:      Jim Hennessy
                              (602) 417-8115


                  RELIASTAR TO ACQUIRE PILGRIM CAPITAL CORP.
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    RELIASTAR SUBSIDIARY NORTHSTAR AND PILGRIM CAPITAL CORP. TO BE COMBINED
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MINNEAPOLIS - ReliaStar Financial Corp. (NYSE:  RLR) and Pilgrim Capital Corp.
(NYSE: PFX) announced today that the two companies have signed a definitive agreement for ReliaStar to acquire the Phoenix-based asset management and mutual fund company in a stock-and-cash transaction valued at $258 million, which includes ReliaStar's assumption of approximately $31 million of Pilgrim debt.

     The definitive agreement provides for Pilgrim shareholders to receive .50 shares of ReliaStar common stock plus $12.50 in cash for each Pilgrim share. The final exchange ratio and cash component will be determined at the time of closing. (See attachment for additional details on terms of the agreement.)

     Completion of the acquisition is subject to normal closing conditions, including approval by Pilgrim's shareholders, fund trustees/directors and fund shareholders, and various regulatory approvals. The transaction is expected to close late in the fourth quarter of 1999.

     ReliaStar said it expects the transaction to be accretive to earnings in 2000. The company said that upon closing, it expects to take a pre-tax restructuring charge of approximately $15 million related to the integration of ReliaStar's Northstar mutual fund operation into Pilgrim's operations.

     The integration of the $4.4 billion Northstar operation into Pilgrim's $7.6 billion operation is intended to build on the significant operational elements already in place at Pilgrim's Phoenix headquarters.
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     ReliaStar said this acquisition will give the company greater economies of scale in its mutual fund operation, resulting in lower unit costs and increased sales and profitability.

     "Clearly, this acquisition helps ReliaStar strengthen its presence in the mutual fund marketplace by expanding our product offerings," said John G. Turner, ReliaStar chairman and chief executive officer. "By bringing together these two outstanding organizations, we'll have a broad array of strong-performing funds with proven managers and track records that will help us more effectively compete in this important market. While we will continue to emphasize a comprehensive approach to financial planning that underscores the value of our life insurance and annuity products, we need to increase our emphasis on the important role that mutual funds play in supporting consumers' accumulation goals."

     Turner added that this acquisition will significantly expand the size of the company's mutual fund operation. Currently, Northstar represents 3 percent of the company's total business unit operating earnings. With the combination of Northstar and Pilgrim, that proportion is expected to climb to 11 percent. The new mutual fund organization will have a family of 32 mutual funds representing assets under management of approximately $12 billion and combined annual sales of $2 billion.

     ReliaStar said it expects that the combined operation will be able to reduce operating costs by 15-20 percent as a result of combining functions. The increased size of the new organization will also make it more cost-effective for the company to attract and retain high-quality asset management talent, which will also contribute to the operation's ability to attract and retain assets.

     "In addition to the operating efficiencies that ReliaStar will gain, this transaction offers tremendous opportunities for top-line growth," said Robert Salipante, ReliaStar's president and chief operating officer.

     "This acquisition brings us complementary funds, asset management skills and distribution," he said. "Add this to our current capabilities and the end result is a comprehensive fund family with strong product performance, top-flight fund managers and one of the broadest distribution networks in the industry. These competencies, combined with

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the cross-selling potential that's imbedded in this deal, make us extremely enthusiastic about the sales power of this combined organization."

     The cross-selling opportunities through both companies' distribution channels are numerous, Salipante said. ReliaStar will incorporate Pilgrim funds into ReliaStar equity-based products, including variable life insurance, variable annuities and 401(k) plans, in addition to selling the funds as stand-alone products through its broker/dealer, in the worksite and through its bank marketing operation. Pilgrim plans to distribute ReliaStar's fixed and variable annuities and 401(k) plans through its distribution channels.

     The cross-selling opportunities underscore the complementary nature of the two companies' distribution capabilities. Although both companies have extensive relationships with regional brokerage firms, Northstar products are distributed primarily through wirehouse firms while Pilgrim's distribution network includes financial planning firms.

     "I'm delighted that we are aligning ourselves with a financial services company of ReliaStar's stature and commitment to the asset management business," said Robert Stallings, Chairman and CEO of Pilgrim. "The combined fund complex will enable us meet the entire range of investors' asset allocation needs, with high-performing funds in the fixed income, growth, value and international investment categories. The wide array of funds, combined with the complementary distribution and asset management talent, make this a winning combination. In addition, the combination of the two organizations offers tremendous opportunities for increased efficiencies and reduced unit costs."

     Northstar Investment Management Corp., a subsidiary of ReliaStar Financial
Corp.,   manages, markets and distributes the Northstar Funds, which are distributed through a broad-based network of prominent national and regional securities firms. Many of the Northstar Funds also are available through ReliaStar subsidiary companies' variable life insurance and variable annuities products.

     Pilgrim manages, markets and distributes open- and closed-end mutual funds and structured finance products representing $7.6 billion in assets under management. Pilgrim began investment operations in April 1995. Pilgrim Capital Corp. was organized as a publicly traded company to provide comprehensive financial services through two

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subsidiaries--Pilgrim Investments, Inc., adviser to its mutual funds and structured finance products, and Pilgrim Securities, Inc., its registered broker-dealer and distributor of the company's mutual funds.

     In addition to offering strong-performing mutual funds, Pilgrim will continue to offer structured finance products.

     Merrill Lynch & Co. acted as exclusive financial advisor to ReliaStar in the transaction. Pilgrim was advised by Putnam, Lovell, de Guardiola & Thornton.

     ReliaStar Financial Corp. is a Minneapolis-based holding company whose subsidiaries offer individuals and institutions life insurance and annuities, employee benefits products and services, life and health reinsurance, retirement plans, mutual funds, bank products and personal finance education. Based on revenues, ReliaStar Financial Corp. is the 8th largest publicly held life insurance holding company in the United States and at March 31, 1999, had $23.2 billion in assets under management and life insurance in force of $304.7 billion.

                                      ###

ALL STATEMENTS CONTAINED IN THE REPORT RELATIVE TO MARKETS FOR THE COMPANY'S PRODUCTS AND TRENDS IN THE COMPANY'S OPERATIONS OR FINANCIAL RESULTS, AS WELL AS OTHER STATEMENTS INCLUDING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "EXPECT," AND OTHER SIMILAR EXPRESSIONS, CONSTITUTE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM THOSE CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS: GENERAL ECONOMIC CONDITIONS AND OTHER FACTORS, INCLUDING PREVAILING INTEREST RATE LEVELS AND STOCK MARKET PERFORMANCE, WHICH MAY AFFECT THE COMPANY'S ABILITY TO SELL ITS PRODUCTS, THE MARKET VALUE OF THE COMPANY'S INVESTMENTS AND THE LAPSE RATE AND PROFITABILITY OF THE COMPANY'S POLICIES; THE COMPANY'S ABILITY TO ACHIEVE ANTICIPATED LEVELS OF OPERATING EFFICIENCIES; MORTALITY AND MORBIDITY; CHANGES IN FEDERAL INCOME TAX LAWS THAT MAY AFFECT THE RELATIVE TAX ADVANTAGES OF SOME OF THE COMPANY'S PRODUCTS; AND REGULATORY CHANGES OR ACTIONS, INCLUDING THOSE RELATING TO REGULATION OF FINANCIAL SERVICES AFFECTING BANK SALES AND UNDERWRITING OF INSURANCE PRODUCTS AND REGULATION OF THE SALE, UNDERWRITING AND PRICING OF INSURANCE PRODUCTS.

For a current prospectus that contains more information on mutual fund charges, fees and expenses, please contact your investment professional; Pilgrim Securities, Inc., Distributor (1-800-331-1080); or Northstar (1-800-595-7827).
Please read the prospectus carefully before investing or sending money.

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                           Terms of the Transaction
                           ------------------------


Transaction
RELIASTAR FINANCIAL CORP. (NYSE: RLR) PROPOSES TO ACQUIRE 100 PERCENT OF THE ISSUED AND OUTSTANDING SHARES OF PILGRIM CAPITAL CORP. (NYSE: PFX), WHICH AMOUNT TO 6,354,477 SHARES OR SHARE EQUIVALENTS. IN ADDITION, RELIASTAR WILL ASSUME PILGRIM CAPITAL CORP.'S DEBT AS DEFINED BELOW.

Basis of Exchange
Subject to the adjustments noted below, each issued and outstanding share of Pilgrim Capital will be exchanged for:
 .    .50 shares of ReliaStar common stock, plus
 .    A cash payment of $12.50 per share.*

Tax Treatment
The transaction will be treated as a tax-free reorganization with respect to the shares of ReliaStar common stock issued in the transaction.

Accounting Treatment
Purchase accounting.

Pilgrim Capital Debt
The proposed purchase price includes the assumption of $31 million of Pilgrim Capital debt.



* If ReliaStar's average stock price exceeds $42 during the pricing period prior to closing, ReliaStar has the option to pay the incremental portion of the higher purchase price in cash in lieu of stock. However, the incremental cash portion will be limited to the percent of stock required to maintain tax-free reorganization treatment.

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